Exhibit 21

KOPPERS HOLDINGS INC.

SUBSIDIARIES OF THE COMPANY

Name*	Jurisdiction of Incorporation/Formation
Koppers Inc.	Pennsylvania
Koppers Asia LLC	Delaware
Cox Wood of Alabama, LLC	Alabama
Koppers Delaware, Inc.	Delaware
Koppers World-Wide Ventures Corporation	Delaware
Koppers Ventures Inc.	Delaware
Koppers Railroad Structures Inc.	Delaware
Koppers Recovery Resources LLC	Kansas
Koppers Performance Chemicals Inc.	New York
Koppers Utility Services LLC	Pennsylvania
Carolina Pole Leland, Inc.	North Carolina
Cove City Wood Preserving, Inc.	North Carolina
Leland Land, LLC	North Carolina
Structural Woods Preserving Company	North Carolina
Koppers Assurance, Inc.	South Carolina
Atlantic Pole-Georgia, LLC	South Carolina
Atlantic Pole-Virginia, LLC	South Carolina
Carolina Pole, Inc.	South Carolina
Koppers Recovery Resources LLC	South Carolina
Cox Wood Preserving Company	South Carolina
Koppers Utility and Industrial Products Inc.	South Carolina
North-South Wood Preserving Company, Inc.	South Carolina
Ruby’s Corner, LLC	South Carolina
Sustainable Management Systems, LLC	South Carolina
Sweetwater Wood Holdings, LLC	South Carolina
Continental Carbon Australia Pty Ltd	Australia
Koppers Australia Holding Company Pty Ltd	Australia
Koppers Australia Pty Limited	Australia
Koppers Carbon Materials & Chemicals Pty Ltd	Australia
Koppers Wood Products Pty Ltd	Australia
Koppers Ashcroft Inc.	British Columbia, Canada
Koppers (China) Carbon & Chemical Company Limited	Peoples Republic of China
Koppers (Tianjin) Trading Co., Ltd.	Peoples Republic of China
Koppers Mauritius	Republic of Mauritius
Koppers Europe ApS	Denmark
Koppers Denmark ApS	Denmark
Koppers European Holdings ApS	Denmark
Koppers Tar Tech International ApS	Denmark
Koppers India Carbon Materials and Chemicals Private Limited	India

Koppers International B.V.	Netherlands
Koppers Global B.V.	Netherlands
Koppers Netherlands B.V.	Netherlands
Tankrederij J.A. van Seumeren B.V.	Netherlands
Koppers Australasian B.V.	Netherlands
Koppers Poland Sp. z o.o	Poland
Koppers UK Holding Limited	United Kingdom
Koppers UK Limited	United Kingdom
Koppers UK Transport Limited	United Kingdom
Koppers UK Investments Ltd.	United Kingdom
Koppers Railroad Structures Canada Inc.	British Columbia, Canada
Wood Protection Management LLC	Nevada
Wood Protection LP	Texas
Koppers-Nevada Limited Liability Company	Nevada
Timber Specialties Limited	Ontario, Canada
Protim Solignum Ltd.	United Kingdom
Protim Ltd.	Ireland
Koppers Chemicals Spain S.L.U.	Spain
Protim Solignum South Africa Pty. Ltd.	South Africa
Koppers Sweden AB	Sweden
Koppers Performance Chemicals Denmark ApS	Denmark
Oy Koppers Finland Ab	Finland
Koppers Deutschland GmbH	Germany
Koppers Norway AS	Norway
Koppers Latvia SIA	Latvia
Koppers NZ LLC	New York
Koppers Performance Chemicals Australia Pty Ltd	Australia
Koppers Performance Chemicals New Zealand Limited	New Zealand
Koppers Thailand Ltd.	Thailand
Comercial KPC Chile Limitada	Chile
Koppers Performance Chemicals Brasil Comercio de Preservantes Ltda.	Brazil
Koppers NZ Holdings Limited	New Zealand
Protim Abrasives Ltd.	Ireland
Retratar Espana S.L.	Spain